Exhibit 99.1

Tango Therapeutics Announces Executive Chair Transition

BOSTON, Aug. 06, 2026 (GLOBE NEWSWIRE) — Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, today announced that Dr. Barbara Weber, the Executive Chairman of the Board of Directors of Tango Therapeutics, will be stepping down in connection with other pursuits.

“I am proud with what we have achieved at Tango and am confident that the Company is extremely well positioned to build on those achievements,” Dr. Weber said.

“The Company is profoundly grateful to Dr. Weber for all that she has brought to it: vision, leadership, passion for Tango and its employees and commitment to the groundbreaking work we are doing,” said Tango President Dr. Malte Peters.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding Forward-looking statements are not purely historical and may be accompanied by words such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “goal,” “estimate,” “anticipate,” “believe,” “predict,” “designed,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.

Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond Tango’s control, and actual results could differ materially from those expressed or implied by these statements. These risks and uncertainties include, among others, risks related to drug development, clinical trials, regulatory review and approval, commercialization, competition, financing and Tango’s ability to execute its business strategy. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the Securities and Exchange Commission (SEC), including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investors:

Elizabeth Hickin

ehickin@tangotx.com

Media:

1AB

Amanda Lazaro

amanda@1abmedia.com